                                                                  EXHIBIT 23.01

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4, of our reports dated (i) February 27, 1998, except as to Note 4, which is as of June 26, 1998, the fourth paragraph of Note 14, which is as of November 25, 1998, and Note 3, which is as of February 7, 1999, relating to the financial statements of Building One Services Corporation; (ii) February 19, 1998, relating to the combined financial statements of Service Managtement USA, Inc. and its affiliates; and
(iii) November 13, 1998, relating to the financial statements of Robinson Mechanical Company, which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota

February 22, 1999

                                                                  EXHIBIT 23.01
                                                                    (Continued)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of our report dated February 17, 1998 relating to the financial statements of SKC Electric, Inc. and Affiliate and Lovecor, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Kansas City, Missouri

February 22, 1999